EXHIBIT 99.1

Effective as of September 30, 2004

Bank of America, N.A.,
   as Administrative Agent
231 South LaSalle Street
Mail Code: IL1-231-08-03
Chicago,IL 60604
Attn: Anne M. Zeschke

Bank One, N.A.,
   as Document Agent and Lender
221 West 6th Street, Suite 200
Austin,TX 78701
Attn: Peter Yuan

Re: Request for Waiver of Certain Provisions of the Fifth Amended and Restated Loan Agreement.

Prime Medical Services, Inc., a Delaware corporation (“Company”), certain Lenders (the “Lenders”), and Bank of America, N.A., as Administrative Agent for those Lenders (“Administrative Agent”), have entered into that certain Fifth Amended and Restated Loan Agreement (as renewed, extended, restated, and amended from time to time, the “Loan Agreement”) dated as of July 26, 2002. Under the terms of certain Guaranties (for each Guarantor defined below, the “Guaranty”), certain of the “Subsidiaries” (as defined in the Loan Agreement) of Company (collectively, the “Guarantors”) have guaranteed payment of the “Guaranteed Indebtedness” (as defined in the Guaranty). Unless otherwise specified (i) capitalized terms used herein shall have the same meanings as set forth in the Loan Agreement and (ii) references to “Sections” are to sections of the Loan Agreement. Company hereby requests a waiver of certain terms and provisions of the Loan Agreement, and Company, Lenders, and Administrative Agent have agreed to waive certain provisions of the Loan Agreement, each subject to the terms and conditions contained herein.

Section 1. Company Request.

A.

Company has proposed to enter into a merger (the “Merger”) with HealthTronics Surgical Services, Inc., a Georgia corporation (“HealthTronics”), the terms and conditions of which are more fully set forth in the joint proxy/prospectus of Company and HealthTronics, dated October 6, 2004, distributed to the shareholders of Company and HealthTronics. Pursuant to the Merger, Company will merge with and into HealthTronics, with HealthTronics being the surviving entity (the surviving entity shall be referred to herein as “Borrower’), and Borrower will assume all of the rights, titles, obligations, and liabilities of Company including, without limitation, all Obligations (as defined in the Loan Agreement). Also pursuant to the Merger, Company will repay an amount not to exceed $22,000,000 of existing indebtedness of HealthTronics (the “HealthTronics Debt Repayment”).

B.

In connection with the acquisition by Company of Aluminum Body Corporation, a California corporation (the “Aluminum Body Acquisition”), Company assumed the obligations of Aluminum Body Corporation under a guaranty of a letter of credit (the “LC Guaranty”). The Lenders have previously waived any Default existing as a result of the LC Guaranty and agreed that the Debt represented by the LC Guaranty would be excluded from the calculations of the financial covenants set forth in Section 8.11 of the Loan Agreement (the “LC Guaranty Waiver”). As of September 30, 2004, the LC Guaranty was still outstanding, creating a violation of the prohibition on additional Debt set forth in Sections 8.02 and 8.03 of the Loan Agreement (the “LC Guaranty Violation”).

C.

Company has advised Administrative Agent that, as of the period ending September 30, 2004, it is not in compliance with the Total Net Funded Debt to Adjusted EBITDA Ratio set forth in Section 8.11(a) of the Credit Agreement (the “Leverage Ratio Violation”; the Leverage Ratio Violation and the LC Guaranty Violation are, collectively, the “Covenant Violations”).

D.	Company wishes to repay up to $15,000,000 of the outstanding indebtedness under the Senior Subordinated Notes (the “Subordinated Debt Repayment”).

E.

Company has requested that Lenders (a) waive any Default or Event of Default resulting from (i) the consummation of the Merger, (ii) the Covenant Violations, (ii) the HealthTronics Debt Repayment, and (iv) the Subordinated Debt Repayment, and (b) that Lenders extend the LC Guaranty Waiver through February 10, 2005.

Section 2. Waiver. By execution of this Waiver by Required Lenders, and subject to the terms and conditions included herein, the Lenders hereby make the following waivers:

A.	The existence of the Leverage Ratio Violation and the Default or Event of Default created thereby is hereby waived.

B.

Until 12:00 noon (Dallas, Texas time) on February 10, 2005 (“Waiver Termination Date”) the existence of the LC Guaranty Violation and the Default or Event of Default created thereby are hereby waived, and Lenders agree that the Debt represented by the LC Guaranty shall be excluded from the calculations of the financial covenants set forth in Section 8.11 until the Waiver Termination Date.

C.

Effective upon the consummation of the Merger and the execution and delivery of an Assumption and Modification Agreement by Borrower in form and substance acceptable to the Administrative Agent and delivery of all documents, instruments, notes, and other items required thereby (“Merger Effectiveness Date”), solely with respect to, and to permit, the Merger, compliance with Sections 8.02, 8.04, and 8.05 of the Loan Agreement is hereby waived.

D.	Compliance with Sections 7.11 and 8.12 of the Loan Agreement to permit the HealthTronics Debt Repayment is hereby waived.

E.

Compliance with Sections 7.11 and 8.12 of the Loan Agreement to permit the Subordinated Debt Repayment is hereby waived; provided that, after giving effect to the HealthTronics Debt Repayment and the Subordinated Debt Repayment, (a) no Default or Event of Default exists, (b) Borrower shall have at least $10,000,000 in availability under the Loan Agreement, and (c) Borrower is capable of satisfying each of the conditions precedent to a Credit Extension set forth in Section 5.02 of the Loan Agreement.

F.

In connection with the Merger, the Default or Event of Default created by Company’s failure to satisfy the requirement set forth in Section 7.12 of the Loan Agreement that upon the formation or acquisition of each After Acquired Subsidiary (other than HealthTronics, HT Lithotripsy Management Company, LLC, HT Orthotripsy Management Company, LLC, HT Prostate Therapy Management Company, LLC, HT Cryosurgery Management Company, LLC, and HealthTronics Technology Services & Development, LLC), Borrower must deliver articles of incorporation, bylaws, resolutions and such opinions as required by Administrative Agent, is hereby waived until 12:00 noon (Dallas, Texas time) on February 10, 2005.

G.

In connection with the Merger, the Default or Event of Default created by Company’s failure to satisfy the requirements set forth in the definition of Permitted Acquisition under subparagraphs (f), (g), (h), and (s) and the proviso at the end of such definition, are hereby waived.

Section 3.     Representations. The Company and each Guarantor hereby represent and warrant to Administrative Agent and the Lenders that: (i) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions contemplated by the Loan Documents; (ii) after giving effect to this letter and the waiver granted herein, neither the Company nor any of the Guarantors is in default in the due performance of any covenant or agreement contained in the Loan Agreement or any other Loan Document; and (iii) after giving effect to this letter and the waiver granted herein, no Default has occurred and is continuing.

Section 4.     Confirmations. Each of the Company and the Guarantors ratifies and confirms that the Loan Agreement, the Guaranties, the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, and the other Loan Documents are and remain in full force and effect in accordance with their respective terms, as amended hereby. In addition, each of the Guarantors acknowledges, agrees, accepts and consents to the terms and provisions hereof and each other Loan Document as amended hereby. Except as expressly provided herein, this letter does not constitute a waiver or modification of any of the terms or provisions set forth in the Loan Agreement or any other Loan Document and shall not impair any right that Administrative Agent or the Lenders may now or hereafter have under or in connection with the Loan Agreement or any other Loan Document.

Section 5.     No Impairment. The waivers hereby granted by Administrative Agent and the Required Lenders (i) does not impair Administrative Agent’s or any of the Lenders’ rights to insist upon strict compliance with the Loan Agreement or the other Loan Documents (as waived or amended hereby), and (ii) does not extend to any other Loan Document. The Loan Documents, as waived hereby, continue to bind and inure to Administrative Agent, the Lenders, Company, the Guarantors, and their respective successors and permitted assigns.

Section 6.     Conditions Precedent. The effectiveness of the waivers set forth in Section 2A and 2B of this letter and waiver agreement is subject to the conditions precedent that the Administrative Agent shall have received an officer’s certificate of Company dated as of the date hereof certifying the following under (A) and (B), in form and substance satisfactory to the Administrative Agent:

A.	No Default. No Default other than the Defaults waived in Section 2 hereof shall have occurred and be continuing under the Loan Agreement.

B.

Representations and Warranties. All of the representations and warranties contained in Article VII of the Loan Agreement hereof and in each of the other Loan Documents shall be true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions contemplated by the Loan Documents.

The effectiveness of the waivers set forth in Section 2C through 2G of this letter and waiver agreement is subject to the additional conditions precedent that the Administrative Agent shall have received all of the following, in form and substance reasonably satisfactory to the Administrative Agent (and items 6(C) through 6(P) shall be referred to herein as the “Assumption Documents”):

C.

Permitted Acquisition Certificate. A duly executed and completed Permitted Acquisition Certificate substantially in the form of Exhibit I to the Loan Agreement with appropriate revisions to give effect to the waivers set forth herein.

D.

Updating Certificate. A Certificate signed by the Chief Executive or Chief Financial Officer or Vice President-Treasurer of Company and the Guarantors setting forth any changes to the Schedules to the Loan Agreement since the date of execution of the Loan Agreement.

E.	Assumption and Modification Agreement. Assumption and Modification Agreement dated as of the date of the consummation of the Merger among Borrower, Agent, and the Lenders party hereto.

F.	Borrower Security Agreement. A Security Agreement executed by Borrower in favor of Agent, which is an amendment and restatement of the Borrower Security Agreement.

G.	Borrower Financing Statement .. Uniform Commercial Code Financing Statements naming Borrower as debtor for filing with the Secretary of State of Georgia.

H.

In Lieu Financing Statements. UCC-1 In-Lieu of Continuation Financing Statements naming Borrower as debtor, continuing the filings originally filed naming Prime as debtor, for filing with the Secretary of State of Georgia.

I.

Subsidiary Guaranty. A Continuing and Unconditional Guaranty executed by each of the Subsidiaries of Borrower listed on Exhibit A attached hereto (“Additional Subsidiary Guarantors”) in favor of Agent.

J.	Subsidiary Security Agreement. A Security Agreement executed by each Additional Subsidiary Guarantor in favor of Agent.

K.

Officer’s Certificate of Borrower. Officer’s Certificate of Borrower, certifying (a) the articles of incorporation of Borrower, (b) the bylaws of Borrower, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by Borrower and the transactions contemplated therein, and (d) incumbency of officers of Borrower authorized to sign the Assumption Documents.

L.

Officer’s Certificate of HT Lithotripsy. Officer’s Certificate of HT Lithotripsy Management Company, LLC (“HT Lithotripsy”), certifying (a) the certificate of formation of HT Lithotripsy, (b) the limited liability company agreement of HT Lithotripsy, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by HT Lithotripsy and the transactions contemplated therein, and (d) incumbency of officers of HT Lithotripsy authorized to sign the Assumption Documents.

M.

Officer’s Certificate of HT Orthotripsy. Officer’s Certificate of HT Orthotripsy Management Company, LLC (“HT Orthotripsy”), certifying (a) the certificate of formation of HT Orthotripsy, (b) the limited liability company agreement of HT Orthotripsy, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by HT Orthotripsy and the transactions contemplated therein, and (d) incumbency of officers of HT Orthotripsy authorized to sign the Assumption Documents.

N.

Officer’s Certificate of HT Prostate. Officer’s Certificate of HT Prostate Therapy Management Company, LLC (“HT Prostate”), certifying (a) the certificate of formation of HT Prostate, (b) the limited liability company agreement of HT Prostate, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by HT Prostate and the transactions contemplated therein, and (d) incumbency of officers of HT Prostate authorized to sign the Assumption Documents.

O.

Officer’s Certificate of HT Cryosurgery. Officer’s Certificate of HT Cryosurgery Management Company, LLC (“HT Cryosurgery”), certifying (a) the certificate of formation of HT Cryosurgery, (b) the limited liability company agreement of HT Cryosurgery, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by HT Cryosurgery and the transactions contemplated therein, and (d) incumbency of officers of HT Cryosurgery authorized to sign the Assumption Documents.

P.

Officer’s Certificate of HT Technology. Officer’s Certificate of HealthTronics Technology Services & Development, LLC (“HT Technology”), certifying (a) the certificate of formation of HT Technology, (b) the limited liability company agreement of HT Technology, (c) resolutions approving the execution, delivery, and performance of the Assumption Documents executed by HT Technology and the transactions contemplated therein, and (d) incumbency of officers of HT Technology authorized to sign the Assumption Documents.

Q.

Articles of Incorporation of Borrower. Articles of incorporation of Borrower, as filed with the Secretary of State of the State of Georgia in connection with the Merger, which shall be the Articles of Incorporation of Borrower immediately after giving effect to the Merger.

R.

Certificate of Formation of HT Lithotripsy. Certificate of formation of HT Lithotripsy, certified by the Secretary of State of the State of formation of HT Lithotripsy no earlier than the date that is thirty (30) days prior to the date hereof.

S.

Certificate of Formation of HT Orthotripsy. Certificate of formation of HT Orthotripsy, certified by the Secretary of State of the State of formation of HT Orthotripsy no earlier than the date that is thirty (30) days prior to the date hereof.

T.

Certificate of Formation of HT Prostate. Certificate of formation of HT Prostate, certified by the Secretary of State of the State of formation of HT Prostate no earlier than the date that is thirty (30) days prior to the date hereof.

U.

Certificate of Formation of HT Cryosurgery. Certificate of formation of HT Cryosurgery, certified by the Secretary of State of the State of formation of HT Cryosurgery no earlier than the date that is thirty (30) days prior to the date hereof.

V.

Certificate of Formation of HT Technology. Certificate of formation of HT Technology, certified by the Secretary of State of the State of formation of HT Technology no earlier than the date that is thirty (30) days prior to the date hereof.

W.

Certificates of Existence and Good Standing. Certificates of existence and good standing for Borrower, HT Lithotripsy, HT Orthotripsy, HT Prostate, HT Cryosurgery, and HT Technology as certified by the Secretary of State of the State of formation of each such entity no earlier than the date that is thirty (30) days prior to the date hereof.

X.

UCC Searches. Uniform Commercial Code search results for Borrower, HT Lithotripsy, HT Orthotripsy, HT Prostate, HT Cryosurgery, and HT Technology as certified by the Secretary of State of the State of formation of each such entity no earlier than the date that is thirty (30) days prior to the date hereof.

Y.

Financing Statements of Additional Subsidiary Guarantors. Uniform Commercial Code Financing Statements listing each Additional Subsidiary Guarantor as debtor for filing with the Secretary of State of the State of each such entities formation.

Z.

Certificate regarding Schedules. A certificate signed by the Chief Executive or Chief Financial Officer or Vice President-Treasurer of Borrower and the Guarantors setting forth any changes to the Schedules to the Credit Agreement since the date of execution of the Credit Agreement.

AA.	Opinions. Opinions of Counsel to Borrower.

BB.	Fees and Expenses. Payment of all fees and expenses of counsel for Administrative Agent in connection with the preparation and negotiation of this Waiver Letter.

CC.	Further Assurances. Such other assurances, certificates, documents, consents or opinions as Agent or the Required Lenders reasonably may require.

Section 7.     Counterparts. This agreement, when countersigned by Company, Guarantors, Administrative Agent, and Required Lenders shall be a “Loan Document” as defined and referred to in the Loan Agreement and the other Loan Documents and may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Section 8.     Entire Agteement. THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.]

If the foregoing is agreeable to you, please signify your acceptance of the terms and conditions set forth herein by placing your signature in the space provided below.

Very truly yours, PRIME MEDICAL SERVICES, INC., as Company By: _______________________________ Name: __________________________ Title: __________________________

GUARANTORS:

PROSTATHERAPIES, INC.
LITHOTRIPTORS, INC.
FASTSTART, INC.
NATIONAL LITHOTRIPTORS ASSOCIATION
R.R. LITHO, INC.
OHIO LITHO, INC.
MEDTECH INVESTMENT, INC.
PRIME MEDICAL OPERATING, INC.
PRIME MANAGEMENT, INC.
PRIME LITHOTRIPTER OPERATIONS, INC.
PRIME DIAGNOSTIC SERVICES, INC.
PRIME LITHOTRIPSY SERVICES, INC.
PRIME DIAGNOSTIC CORP. OF FLORIDA
SUN MEDICAL TECHNOLOGIES, INC.
PRIME PRACTICE MANAGEMENT, INC.
PRIME SERVICE CENTER, INC.
          formerly known as Prime Cardiac Rehabilitation
         Services, Inc.
ALABAMA RENAL STONE INSTITUTE, INC.
PRIME KIDNEY STONE TREATMENT, INC.
SUN ACQUISITION, INC.
EXECUTIVE MEDICAL ENTERPRISES, INC.
PRIME RVC, INC.
AK ASSOCIATES, L.L.C.
PRIME MEDICAL MANUFACTURING, LLC
PRIME REFRACTIVE MANAGEMENT, L.L.C.
WINEMILLER COMMUNICATIONS, INC.
ALUMINUM BODY CORPORATION
MEDSTONE INTERNATIONAL, INC.
    each as a Guarantor

By: _____________________________________
      Name: ________________________________
      Title:   ________________________________

PRIME MEDICAL MANAGEMENT, L.P.
  as a Guarantor

By: PRIME MEDICAL OPERATING, INC.,
       a Delaware corporation, its General Partner

     By:   __________________________________
             Name: _____________________________
Title: ______________________________

AGREED AND ACCEPTED as of the date first stated above.

BANK OF AMERICA, N.A., as Administrative Agent By: _____________________________ Anne M. Zeschke Vice President

BANK OF AMERICA, N.A., as a Lender By: _____________________________ Daniel H. Penkar Senior Vice President

Signature Page to Waiver Letter

BANK ONE, NA, with its main office in Chicago, Illinois as a Lender By: __________________________________ Name: _____________________________ Title: _____________________________

Signature Page to Waiver Letter

LASALLE BANK, NATIONAL ASSOCIATION, as a Lender By: __________________________________ Name: _____________________________ Title: _____________________________

Signature Page to Waiver Letter

COMERICA BANK, as a Lender By: __________________________________ Name: _____________________________ Title: _____________________________

Signature Page to Waiver Letter